                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   FIBERCHEM, INC.
                   (Name of Registrant as Specified In Its Charter)

                                   FIBERCHEM, INC.
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rule 0-11(c)(l)(ii), 14a-6(I)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(I)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

    (4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:
- -----------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

 FCI                                     FiberChem, Inc.  A Delaware Corporation
                                  1181 Grier Drive, Suite B, Las Vegas, NV 89119
                                                                  (702) 361-9873

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      TO BE HELD
                                     MAY 31, 1996

To the stockholders of FiberChem, Inc.:

    You are cordially invited to attend the Annual Meeting of the Stockholders (the "Annual Meeting") of FiberChem, Inc., which will be held at the Company's offices, 1181 Grier Drive, Suite B, Las Vegas, Nevada at 10:00 a.m., Pacific time, on May 31, 1996, to consider and act upon the following matters:

         (1) The election of two Class B members to the Board of Directors to hold office for a three-year term and until their successors are duly elected and qualified. The persons nominated by the Board of Directors (Messrs. Scott J. Loomis and Walter Haemmerli) are described in the accompanying Proxy Statement.

         (2) To consider and act upon a proposal to ratify the adoption of the FiberChem, Inc. 1996 Employee Stock Purchase Plan.

         (3) The ratification of the appointment of KPMG Peat Marwick, LLP as the Company's auditors for the fiscal year ending September 30, 1996.

         (4) The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only stockholders of record at the close of business on April 8, 1996, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

    Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

Dated:  April 11, 1996
                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                       MELVIN W. PELLEY, SECRETARY

                                   FIBERCHEM, INC.
                              1181 GRIER DRIVE, SUITE B
                               LAS VEGAS, NEVADA 89119
                                    (702) 361-9873


                                   PROXY STATEMENT

                            ANNUAL MEETING OF STOCKHOLDERS

                                     MAY 31, 1996


    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of FiberChem, Inc., a Delaware corporation (the "Company"), for use at the Fiscal 1995 Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at the Company's offices, 1181 Grier Drive, Suite B, Las Vegas, Nevada at 10:00 a.m., Pacific time, on May 31, 1996, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement.

    All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. The affirmative vote by holders of a majority of the Common Stock and Preferred Stock voting together represented at the Annual Meeting is required for the election of Directors, the ratification of the appointment of the Company's auditors, and the ratification of the adoption of the Company's 1996 Employee Stock Purchase Plan. Directors and Officers of the Company beneficially own approximately 18.1% of the outstanding voting shares. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the election of the nominees for Directors as set forth herein; FOR the ratification of the adoption of the Company's 1996 Employee Stock Purchase Plan and FOR the ratification of the appointment of the Company's auditors for the fiscal year ending September 30, 1996. Shares represented by proxies which are marked "abstain" for Proposal 2 on the proxy card and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals, and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

    The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in accordance with their best judgment.

    A stockholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Las Vegas, Nevada, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

    A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose genuine to the meeting, at the executive offices of the Company, 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119, during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.

    This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, the Proxy, and the 1995 Annual Report to Stockholders are expected to be mailed commencing on or about April 11, 1996 to stockholders of record on April 8, 1996.

                                  VOTING SECURITIES

    April 8, 1996, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of that date, the Company had outstanding 20,777,061 shares of Common Stock, $.0001 par value, and 216,089 shares of Preferred Stock, or an aggregate of 22,937,951 voting securities (the "Voting Securities") outstanding. Holders of Preferred Stock have ten votes per preferred share held and Common Stockholders have one vote per common share held, upon all matters to be considered at the Annual Meeting. Holders of Preferred Stock vote together with the holders of Common Stock as one class on all matters submitted to a vote of stockholders, except where a class vote of Preferred Stockholders may be required by law.

    The following table sets forth, as of April 8, 1996, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of Common Stock, $.0001 par value, of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director and executive officer of the Company and its subsidiaries, (iii) each executive officer named in the Summary Compensation Table and (iv) all Officers and Directors as a group:

Name and Address of            Amount and Nature of             Percentage of
 Beneficial Owner             Beneficial Ownership (1)             Class (2)
- -------------------------    ------------------------          ---------------
Scott J. Loomis                   1,164,801(5)                       5.0%
P.O. Box 35238
Tucson, AZ  85740

Gerald T. Owens                     192,323(6)                        (4)
32 Los Robles Road
Carmel Valley, CA 93924

Walter Haemmerli                  2,798,050(7)                      12.0%
Manport AG
Basteiplatz 3, CH 8001
Zurich, Switzerland

Irwin J. Gruverman                  378,760(8)                       1.6%
30 Ossipee Road
Newton, MA  02164

Byron A. Denenberg                   40,000(9)                        (4)
RCT Systems, Inc.
327 Messner Drive
Wheeling, IL  60090

Dale W. Conrad                     735,821(10)                       3.2%
7204 Wellington Point Road
McKinney, TX  75070

Geoffrey F. Hewitt (3)             475,000(11)                       2.0%

Melvin W. Pelley (3)               215,000(12)                        (4)

Thomas A. Collins (3)              100,000(13)                        (4)

David R. LeBlanc (3)               110,000(14)                        (4)

Name and Address of            Amount and Nature of             Percentage of
 Beneficial Owner             Beneficial Ownership (1)             Class (2)
- -------------------------    ------------------------          ---------------
Liviakis Financial
Communications, Inc.              1,810,000                          7.9%
2118 "P" St., Suite C
Sacramento, CA  95816

All Directors and Officers        6,209,755                         24.8%
as a Group (10 persons)

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2)  Based on  22,937,951 Voting Securities as of April 8, 1996.

(3) The address of this person is c/o FCI Environmental, Inc., 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

(4)  Represents less than one percent ownership.

(5) Includes 32,353 Class D Common Stock Purchase Warrants and an aggregate of 54,375 shares of Common Stock issuable upon exercise of alike number of options. Includes 452,140 shares of Common Stock held in escrow against promissory notes for the exercise of options. Also includes 486,668 shares of Common Stock, 151,590 Class D Common Stock Purchase Warrants and 65,736 shares of Common Stock issuable upon exercise of a like number of options held by AgriResearch and Development, Inc., of which Mr. Loomis is a Director and principal stockholder.

(6) Includes 39,965 Class D Common Stock Purchase Warrants and an aggregate of 47,500 shares of Common Stock issuable upon exercise of a like number of options. Includes 26,866 shares of Common Stock held in escrow against promissory notes for the exercise of options.

(7) Includes 32,000 Class D Common Stock Purchase Warrants, 3,586 shares of Convertible Preferred Stock convertible into 35,860 shares of Common Stock, and an aggregate of 16,250 shares of Common Stock issuable upon exercise of a like number of options. Also includes 604,000 shares of Common Stock, 433,830 Class D Common Stock Purchase Warrants, and 165,286 shares of Convertible Preferred Stock convertible into 1,652,860 shares of Common Stock all held by Privatbank Vermag A.G., Chur, Switzerland, as custodian for certain customers, of which company Mr. Haemmerli is Vice-Chairman.

(8) Includes an aggregate of 170,560 shares of Common Stock issuable upon exercise of a like number of options. Includes 2,500 shares of Common Stock held by G&G Diagnostics, L.P. I, 58,200 shares of Common Stock held by G&G Diagnostics, L.P. II, and 7,556 shares of Convertible Preferred Stock convertible into 75,560 shares of Common Stock held by G&G Diagnostics, L.P. III, all of which Mr. Gruverman is a principal.

(9) Includes an aggregate of 13,738 shares of Common Stock issuable upon exercise of a like number of options.

(10) Includes an aggregate of 266,801 shares of Common Stock issuable upon exercise of a like number of options. Includes 402,477 shares of Common Stock held in escrow against promissory notes for the exercise of options.

(11) Includes an aggregate of 432,525 shares of Common Stock issuable upon exercise of a like number of options.

(12) Includes an aggregate of 107,593 shares of Common Stock issuable upon exercise of a like number of options. Includes 80,000 shares of Common Stock held in escrow against promissory notes for the exercise of options.

(13) Includes an aggregate of 100,000 shares of Common Stock issuable upon exercise of a like number of options.

(14) Includes an aggregate of 103,350 shares of Common Stock issuable upon exercise of a like number of options.

PROPOSAL 1

                                ELECTION OF DIRECTORS

    Pursuant to Section 2 of Article III of the Company's By-Laws, as amended, the Board of Directors is divided into three classes, each of which is to be elected for three-year terms. The Company's Board of Directors currently has six (6) Directors, two (2) of which are to be elected as Class B Directors at the Annual Meeting to hold office, subject to the provisions of the Company's By-Laws, for a three-year term and until their successors are duly elected and qualified. The two Class B nominees (the "Nominees") are Scott J. Loomis and Walter Haemmerli, who have served as Directors since 1989 and 1987, respectively. Of the remaining three (3) members of the Board of Directors, one
(1) was elected in May 1994 and two (2) were appointed in August 1995 for their respective staggered terms with the ending date of their terms of office set forth below.

    It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the two (2) Nominees named below, unless the Proxy contains contrary instructions. Proxies which direct the Proxy holders to abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the two (2) Nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

    Management has no reason to believe that any of the Nominees will not be a candidate or will be unable to serve. However, in the event that any of the Nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

DIRECTORS AND EXECUTIVE OFFICERS

         The following persons are currently serving as (1) Executive Officers and/or (2) Directors of the Company for their respective staggered terms, with the ending date of their terms of directorship set forth below:

    Name           Age                 Position                        Term
    ----           ---                 --------                        ----

Scott J. Loomis*   47   Chairman of the Board and Class B Director   May 1999

Leonard Chill      63   Chairman of the Board and Class C Director      --
                        (retired August 1995)

Geoffrey F. Hewitt 52   President and Chief Executive Officer           --

Walter Haemmerli*  66   Class B Director                             May 1999

Gerald T. Owens    68   Class C Director                             May 1998

Irwin J. Gruverman 62   Class A Director                             May 1997

Dale W. Conrad     55   Class A Director                             May 1997

Byron A. Denenberg 61   Class C Director                             May 1998

Melvin W. Pelley   51   Chief Financial Officer and Secretary           --

*Nominees for election at the Annual Meeting

    The names, ages and respective positions of the Executive Officers and Directors of FCI Environmental, Inc. ("Environmental"), a wholly-owned subsidiary of the Company, are as follows:

    Name           Age                 Position
    ----           ---                 --------

Dale W. Conrad     55   Chairman of the Board and Director

Geoffrey F. Hewitt 52   President, Chief Executive Officer and Director

Melvin W. Pelley   51   Chief Financial Officer, Secretary and Director

Scott J. Loomis    47   Director

Thomas A. Collins  49   Vice President - International Marketing and Business
                        Development

David R. LeBlanc   39   Vice President - Sales and Marketing

    SCOTT J. LOOMIS served as President of the Company from April 1994 until August 1995 and as Chairman of the Board since August 1995, and as a Director of the Company since June 1989. Mr. Loomis has served as a Director of Environmental since January 1990. Mr. Loomis has served as a Director of AgriBioTech, Inc. ("ABT"), a former subsidiary of the Company, since January 1988, as its President from June 1992 until March 1994 and as its Vice President since April 1994. Mr. Loomis spends a small percentage of his business time on the Company's affairs. Since 1985, Mr. Loomis has been President of AgriResearch and Development, Inc. ("ARD"). From 1979 until July 1986, Mr. Loomis was President of MLM Properties Ltd., engaged in real estate investments. Mr. Loomis has been a licensed attorney in the State of Arizona since 1974.

    LEONARD CHILL served as Chairman of the Board from April 1994 and as a Director of the Company from July 1989 until he retired from these positions in August 1995. Mr. Chill has served as President and Chief Executive Officer of Synthetic Industries, a textile manufacturer located in Georgia, since 1973.

    GEOFFREY F. HEWITT has served as President and Chief Executive Officer of the Company, as well as Chief Executive Officer of Environmental since August 1995. He has also served as President and Director of Environmental since April 1994. He served as Chief Operating Officer of Environmental from April 1994 to August 1995. Prior thereto, from 1977 until March 1994, Mr. Hewitt served as Vice President of worldwide sales and marketing for H.N.U. Systems, Inc., a manufacturer of environmental and material analysis instrumentation.

    WALTER HAEMMERLI has served as a Director of the Company since February 1990. Mr. Haemmerli has been the Chief Executive Officer since 1978 of Manport AG, Zurich, Switzerland, an investment management company owned by him. Mr. Haemmerli was employed by Union Bank of Switzerland, Geneva, Basle and Zurich from 1960 to 1978, holding the position of Vice President from 1970. Mr. Haemmerli serves on the Board of Directors and is Vice-Chairman of Privatbank Vermag AG, Chur, Switzerland and is a Member of the Board of Directors of American Cold Storage, Inc., Louisville, Kentucky.

    GERALD T. OWENS has served as a Director of the Company since December 1987. Mr. Owens served with Mobil Oil from 1962 to 1983 when he retired. At retirement, he was President of Mobil Sales and Supply Corporation, a wholly-owned subsidiary of Mobil Oil, and he was a Vice-President of Mobil Oil. From 1951 to 1961, Mr. Owens practiced law with the law firm of Andrews and Kurth in Houston, Texas. Mr. Owens received an L.L.B. degree from the University of Texas in 1950 and a B.A. degree in history in 1948 from the University of Texas. He serves as Chairman of the Board of Trustees for the Kenny Stout Memorial Golf Foundation, and as a member of the Board of Trustees for the Monterey Institute of International Studies.

    IRWIN J. GRUVERMAN has served as a Director of the Company since May 1994. Since 1990, Mr. Gruverman has served as the General Partner for G&G Diagnostics Funds, a venture capital business and in 1982 founded and currently serves as Chairman of the Board and Chief Executive Officer of Microfluidics Corporation, an equipment manufacturer and process research and development company.

    DALE W. CONRAD has served as a Director of the Company since August 1995. He has also served as Chairman of the Board of Directors of Environmental since March 1993, as President of Environmental from

March 1993 until April 1994 and as Chief Executive Officer of Environmental from March 1993 until August 1995. Prior thereto, from 1988 to 1991 he was President and Chief Executive Officer of Biotope, Inc., Redmond, Washington, a defunct company engaged in the design and manufacturing of blood diagnostic equipment. From 1983 to 1988 he was President of Advanced Technology Laboratories, Inc. ("ATL"), Bothell, Washington, which manufacturers and markets real-time ultrasound medical diagnostic equipment. From 1981 to 1983 Mr. Conrad was Executive Vice President and General Manager for Advanced Diagnostic Research Corporation ("ADR"), Tempe, Arizona, a designer, manufacturer and marketer of diagnostic ultrasound scanners. From 1965 to 1981, he held various positions at Texas Instruments, Inc., including Site Manager for the College Station, Texas plant from 1979 to 1981.

    BYRON A. DENENBERG has served as a Director of the Company since August 1995. Mr. Denenberg has been a private investor since 1991. Mr. Denenberg was co-founder in 1969 of MDA Scientific, Inc. ("MDA"), a manufacturer and marketer of toxic gas monitoring systems, where he was CEO from inception until 1991.
MDA was purchased by Zwellweger Uster AG in 1988. From 1960 to 1969 Mr. Denenberg held sales, marketing and operations positions in analytic and control instrumentation with Leeds & Northrup Company, Boston, Massachusetts; Waters Associates, Framingham, Massachusetts and Geneva, Switzerland; and Anacon, Inc., Ashland, Massachusetts. Mr. Denenberg received a B.S. degree in Mechanical Engineering from Bucknell University, Lewisburg, Pennsylvania. He currently serves as a Director of RCT Systems, Inc., MST Measurement Systems, Inc., FPM Analytics, Inc., Microsensor Technologies, Inc., Safety Assurance Corporation, and KSM Entertainment Group.

    MELVIN W. PELLEY has been the Chief Financial Officer and Secretary of the Company since April 1994 and has been Chief Financial Officer and Secretary of Environmental since June 1993. Prior thereto, from 1988 he was Vice President of Finance and Administration of Acoustic Imaging Technologies Corporation, Phoenix, Arizona, a manufacturer of diagnostic ultrasound medical equipment. From 1983 to 1988 he was Director of Costs, Financial Planning and Analysis of ATL. From 1977 to 1983, Mr. Pelley was Chief Financial and Administrative Officer for ADR.

    THOMAS A. COLLINS has served as Vice President of International Marketing and Business Development of Environmental since March 1996. Prior thereto, from 1992 Mr. Collins was Director of International Sales and Product Marketing of Arizona Instruments, Inc. a company engaged in the sale of sensors for petroleum hydrocarbons, mercury and moisture. From 1990 to 1992, he was Director of Marketing for the Wayne Division of Dresser Industries, Inc., and from 1986 to 1990, he was Manager of Domestic Retail Marketing for Diebold, Inc. From 1968 to 1986, Mr. Collins held various positions with ARCO Petroleum Products Company.

    DAVID R. LEBLANC has served as Vice President of Sales and Marketing of Environmental since July 1994. Prior thereto, from 1990 Mr. LeBlanc held various positions with Bran + Luebbe, Inc., a manufacturer of environmental testing equipment, most recently employed as the Sales and Marketing Manager, North America. From 1987 until 1990, Mr. LeBlanc was the Canadian Sales Manager of for H.N.U. Systems (Canada), Inc.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

    Officers serve at the discretion of the Board of Directors. All Directors hold office until the expiration of their terms and the election and qualification of their successors. The Company's Board of Directors is divided into three classes of approximately equal size with the members of each class elected, after an initial phase-in-period, to three-year terms expiring in consecutive years. Mr. Loomis and Mr. Haemmerli were elected to three-year terms as Directors at the Company's May 1993 Annual Meeting of Stockholders, and Mr. Owens and Mr. Chill to three-year terms as Directors at the Company's May 1995 Annual Meeting of Stockholders. Mr. Chill retired from the Board in August 1995, at which time Mr. Denenberg was appointed to fill the remainder of Mr. Chill's term. Mr. Gruverman was appointed to the Board of Directors in May 1994 and Mr. Conrad was appointed to the Board of Directors in August 1995.

    In January 1993, the Company established a Stock Option Committee consisting of Leonard Chill and Scott J. Loomis. The Stock Option Committee is responsible for the granting of stock options under the Company's 1993, 1994 and 1995 Stock Option Plans. The Company also established a Compensation Review Committee consisting of Leonard Chill and Scott J. Loomis. The Compensation Review Committee is responsible for reviewing the compensation of the Company's employees. In August 1995, Mr. Owens and Mr. Haemmerli were appointed to a single Compensation Review and Stock Option Committee, replacing the former separate committees and committee members. Also in August 1995, the Company established an Audit Committee consisting of Mr. Owens and Mr. Loomis. The Audit Committee is responsible for reviewing the adequacy of the Company's internal controls, its management and financial reporting, and its compliance with legal requirements, and for reviewing any findings or recommendations of the Company's independent auditors. The Audit Committee's first official meeting is expected in conjunction with the next meeting of the Board of Directors. The Board of Directors did not have a standing nominating committee or committee performing similar functions during the fiscal year ended September 30, 1995 ("Fiscal 1995).

    The Company held three (3) meetings of the Board of Directors during Fiscal 1995 and conducted other business by unanimous written consent. Each member of the Board of Directors (at the time of such meeting) attended all of the meetings either in person or telephonically.

EXECUTIVE COMPENSATION

    The compensation paid and/or accrued to each of the Executive Officers of the Company and its subsidiaries and of all executive officers as a group, whose annual compensation exceeds $100,000, for services rendered to the Company during the three fiscal years ended September 30, 1995, was as follows:

(A) SUMMARY COMPENSATION TABLE


                                                                               Long Term Compensation
                                                                     ------------------------------------------
                                          Annual Compensation                      Awards             Payouts
                                  ------------------------------------  ---------------------------  ----------
                                                                                                      Long-
                                                                                                       Term
                                                          Other         Restricted    Securities     Incentive       All
Name of Individual       Fiscal                           Annual          Stock       Underlying       Plan         Other
and Principal Position    Year    Salary($)  Bonus($)  Compensation($)   Awards($)  Options/SARs(#)  Payouts($)  Compensation($)
- ----------------------   ------   ---------  --------  ---------------  ----------  ---------------  ----------  ---------------


Geoffrey F. Hewitt        1995    $177,596   $  --        $  --            --           75,000          $  --         $  --
President and CEO of      1994    $ 94,792   $  --        $  --            --          300,000          $  --         $  --
FiberChem, Inc. and of    1993    $ --       $  --        $  --            --             --            $  --         $  --
FCI Environmental, Inc.

Scott J. Loomis           1995    $  --      $  --     $ 28,500 (1)        --           10,000          $  --         $  --
Chairman of the Board     1994    $  --      $  --     $ 53,344 (1)        --           44,375 (2)      $  --         $  --
of FiberChem, Inc.        1993    $  --      $  --        $  --            --           10,000          $  --         $  --

Dale W. Conrad            1995    $112,535   $  --        $  --            --           60,000          $  --         $  --
CEO, Chairman of the      1994    $222,261   $  --        $  --            --          205,822 (2)      $  --         $  --
Board of FCI              1993    $126,202   $  --        $  --            --          450,000          $  --         $  --
Environmental, Inc.

Melvin W. Pelley          1995    $113,346   $  --        $  --            --           25,000          $  --         $  --
Chief Financial Officer   1994    $110,000   $  --        $  --            --           40,000 (2)      $  --         $  --
of FiberChem, Inc. & of   1993    $ 31,660   $  --        $  --            --          100,000          $  --         $  --
FCI Environmental, Inc.

David R. LeBlanc          1995    $123,558   $  --        $  --            --            5,000          $  --         $  --
Vice President - Sales    1994    $ 25,080   $  --        $  --            --          100,000          $  --         $  --
& Marketing of FCI        1993    $ --       $  --        $  --            --             --            $  --         $  --
Environmental, Inc.



 (1) President's and Chairman's compensation granted during Fiscal 1994 and 1995. Amounts awarded, net of applicable taxes, have reduced the promissory notes issued by Mr. Loomis to the Company for the exercise of options.

(2) Options were granted in connection with the early exercise incentive option plan discussed below, except for 10,000 options granted, at market price (NASD bid price), to Mr. Loomis in lieu of director's fees.

(B) OPTION/SAR GRANTS IN LAST FISCAL YEAR


                             Number of      Percent of Total
                             Securities       Options/SARs
                             Underlying         Granted           Exercise
                             Options/SARs     to Employees        or Base           Expiration
Name of Individual           Granted         In Fiscal Year     Price($/Share)         Date
- -----------------------      ------------   ----------------    --------------   ------------------


Geoffrey F. Hewitt             75,000            9.0%             $  1.00        September 30, 1998
Scott J. Loomis                10,000            1.2%             $  1.00        September 30, 1998
Dale W. Conrad                 50,000            6.0%             $  1.00        September 30, 1998
                               10,000            1.2%             $  1.38        September 30, 1998
Melvin W. Pelley               25,000            3.0%             $  1.00        September 30, 1998
David R. LeBlanc                5,000            0.6%             $  1.00        September 15, 1996



(C) AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                Number of Securities       Value of Unexercised
                                                                               Underlying Unexercised          In-The-Money
                                    Shares                                          Options/SARs               Options/SARs
                                   Acquired on                 Value          at Fiscal Year End (#)      at Fiscal Year End ($)
                                 Exercise (#)              Realized ($)      Exercisable/Unexercisable    Exercisable/Unexercisable
- -----------------------         ----------------          --------------- ---------------------------------------------------------
Geoffrey F. Hewitt                    21,237               $(4,359) (1)              346,071/0                     $151,406/$0
Scott J. Loomis                            0               $   0                     110,111 (2)/0                 $ 48,174/$0
Dale W. Conrad                         5,376               $   462                   260,445/0                     $113,653/$0
Melvin W. Pelley                       3,663               $   129                    61,337/0                     $ 26,835/$0
David R. LeBlanc                       5,260               $(1,046) (1)               98,350/0                     $ 43,028/$0
Leonard Chill                          8,864               $(  453) (1)               72,041/0                     $ 31,518/$0
Walter Haemmerli                      16,250               $ 6,988                    10,000/0                     $  4,375/$0
Irwin J. Gruverman                    14,400               $ 6,192                   165,600/0                     $ 72,450/$0
Byron Denenberg                          666               $   286                     9,334/0                     $  4,084/$0


(1) Certain options were exercised at exercise prices which exceeded fair market value at the time of exercise, resulting in negative "Value Realized."
(2) Includes 65,736 options held by AgriResearch & Development, Inc., of which Mr. Loomis is a Director and principal stockholder.

(D) LONG-TERM INCENTIVE PLANS

    Effective January 1, 1994, the Company implemented an Internal Revenue Code
Section 401(k) Profit Sharing Plan (the "Plan"). The Plan provides for voluntary contributions by employees into the Plan subject to the limitations imposed by Internal Revenue Code Section 401(k). The Company will match employee contributions at a rate of 25% (50%, effective April 1, 1996) of the employee's contribution up to a maximum of 1% of the employee's compensation. The Company matching funds are determined at the discretion of management and are subject to a five-year vesting schedule from the date of original employment.

(E) DIRECTORS COMPENSATION

In March 1994, the Board of Directors of the Company adopted the following compensation structure for non-management directors, the Chairman of the Board and President of the Company:


          Compensation Activity                Amount            Occurrence
    ------------------------------        --------------       ---------------
       Base Directors Compensation             $10,000             Year
       Attendance at Meeting                   $ 1,000             Meeting
       Official Committee Assignment           $ 2,000             Year
       Chairman of the Board                   $   750             Month


    During Fiscal 1995, the Company expensed an aggregate of $104,833 in Directors' compensation for the Company's seven non-management Directors, applying $48,047 to the payment of promissory notes and interest, $32,318 to the exercise of 32,056 stock options and $24,468 of accrued liabilities and payroll taxes. In addition, on April 7, 1995, the Company granted to each of its five non-management Directors 10,000 options at $1.00 per share, which was the market value of the Common Stock on that date. On August 25, 1995 and on September 1, 1995, the Company appointed a new Director. Both new Directors were granted 10,000 options at $1.38 per share, which was the market value of the Common Stock on the date of their respective appointments.

(F) EMPLOYMENT CONTRACTS

    Geoffrey F. Hewitt serves under an employment agreement with Environmental, effective March 14, 1994. Mr. Hewitt is compensated at a rate of $185,000 ($205,000 effective April 1, 1996) per annum and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable without cause with 90 days notice. In addition, Mr. Hewitt applies $28,000 of his salary towards the exercise of employee stock options.

    Melvin W. Pelley serves under an employment agreement with Environmental, effective June 14, 1993. Mr. Pelley is compensated at a rate of $120,000 ($132,000 effective April 1, 1996) per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable without cause with 90 days notice. In addition, Mr. Pelley applies 5% of his net pay to the payment on the promissory notes held by the Company for the exercise of options and applies $7,500 of his salary towards the exercise of employee stock options.

    Scott J. Loomis does not serve under an employment contract, but is compensated as Chairman according to the above compensation table. Currently Mr. Loomis' compensation, net of taxes, reduces the balance of promissory notes held by the Company for the exercise of options. Mr. Loomis was elected to a three-year term as Director at the Company's May 1993 Annual Meeting of Stockholders and was elected as President in April 1994 until August 1995 when he was elected as Chairman. In January 1993, Mr. Loomis was elected to serve on the Stock Option Committee and the Compensation Review Committee. In August 1995, Mr. Loomis was appointed to serve on the Audit Committee, and no longer serves on the Compensation Review and Stock Option Committees.

    Thomas A. Collins serves under an employment agreement with Environmental effective March 1, 1996. Mr. Collins is compensated at a rate of $125,000 per annum and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable without cause with 90 days notice.

    David R. LeBlanc serves under an employment agreement with Environmental, effective July 18, 1994. Mr. LeBlanc is compensated at a rate of $125,000 per annum and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable without cause with 90 days notice. In addition, Mr. LeBlanc applies $10,000 of his salary towards the exercise of employee stock options.

(G) CONSULTING AGREEMENTS

    In November 1993, the Company entered into an agreement with Irwin J. Gruverman to provide consulting services to the Company and its subsidiaries for a two year period. These services include, but are not limited to, medical applications of FCI's FOCS-Registered Trademark- technology, funding and business relationships, personnel recommendations, technology review and financial consulting. Mr. Gruverman was granted 150,000 options to purchase FCI's Common Stock at $2.00 per share, exercisable until September 15, 1996. In April 1994, Mr.

Gruverman was granted 20,000 options to purchase FCI's Common Stock under the same terms for agreeing to serve on the Board of Directors of the Company.

    In April 1994, the Company entered into non-cancelable consulting agreements with the Company's former President, Johnny R. Thomas and Vice President, John C. Francis. Under the terms of the consulting agreements, these two individuals provided services to the Company from April 1994 through September 1995 and were each compensated at a rate of $66,000 (net of payroll taxes) per annum.

    In August 1995, the Company entered into an agreement with Dale W. Conrad to provide consulting services to the Company on an as requested basis at an hourly rate. These services include advice and assistance in technical, operational, and administrative matters. From August through December 1995, the Company paid Mr. Conrad $8,394 under this agreement, all of which was applied to promissory notes and to the exercise of stock options. From January 1996 through March 1996, the Company paid Mr. Conrad $2,557 under this agreement, all of which was applied to promissory notes and to the exercise of stock options. The agreement is terminable by either party upon written notice.

    In September 1995, the Company entered into an oral consulting agreement with Gordon Werner and other individuals ("Werner"), which was memorialized in a letter agreement dated February 14, 1996, between European Capital Advisers Ltd. and the Company ("EC Ltd."), to provide marketing strategy and business and financial planning services for the Company. In consideration for these services, Werner's designees were paid $30,000, and were issued warrants of the Company to purchase 75,000 shares of the Company's Common Stock, at an exercise price of $.90 per share in lieu of the compensation provided for under the prior oral consulting agreement. Such compensation represents full and final payment for any and all services rendered to the Company by Werner. The warrants are exercisable for a period commencing August 14, 1996 and ending on February 13, 2001.

(H) STOCK OPTIONS

    The Company has adopted three stock option plans during the past three fiscal years in order to compensate Officers, Directors and their affiliates, employees, consultants and others who have been instrumental in the success of the development of the Company's FOCS-Registered Trademark- technology and the introduction of the Company's products. These stock option plans have included incentive stock options and non-qualified stock options with varying exercise prices and expiration dates. In January 1993, the Company's Board of Directors adopted a 1993 Employee Stock Option Plan ("1993 Plan"), approved by stockholders at the May 1993 Annual Shareholders meeting, covering an aggregate of 2,300,000 shares of FCI Common Stock. As of March 31, 1996, all shares in connection with this plan have been issued (with initial exercise prices ranging from $1.28 per share to $2.25 per share and current exercise prices of $1.00 per share).

    In March 1994, the Company's Board of Directors approved a plan by which employees and directors of the Company and its subsidiaries would be given an opportunity to exercise stock options eligible under the early incentive plan described above through the execution of promissory notes. As of March 15, 1994, the Company received promissory notes aggregating $1,815,099 for the exercise of 1,210,066 stock options. The promissory notes bear interest at 5% until September 15, 1994, and at 7% thereafter, and are due on or before September 15, 1995. Employees have agreed to apply 5% or more of their net paycheck each pay period toward payment of their respective note until the note is paid in full. On April 7, 1995, the Board of Directors extended the due date of the notes to March 15, 1998. The underlying FCI Common Stock is being held in escrow, as collateral, until payment is made on the promissory notes. As of March 31, 1996, an aggregate of $243,668 has been paid on these notes.

    In March 1994, the Company's Board of Directors adopted a 1994 Employee Stock Option Plan ("1994 Plan"), approved by stockholders at the May 1994 Annual Shareholders meeting, covering an aggregate of 1,000,000 shares of FCI Common Stock. As of September 30, 1995, the Company has issued 975,578 options to purchase FCI Common Stock (with initial exercise prices ranging from $1.00 per share to $2.125 per share) under the 1994 Plan to employees of the Company's wholly-owned subsidiary, FCI Environmental, Inc. ("Environmental"). As of March 31, 1996, 975,578 options have been exercised under the 1994 Plan. In addition, in December 1994, the Board of Directors granted an aggregate of 84,900 options to purchase FCI Common Stock to employees of Environmental at exercise prices ranging from $1.00 to $1.125 per share. The new options expire on September 30, 1999.

    In December 1994, the Board of Directors of the Company granted 150,000 options to purchase FCI Common Stock at an exercise price of $1.50 per share to a former consultant to the Company for services. The exercise price was changed to $1.00 on April 7, 1995 (on which date the market value of the Common Stock was $1.00) and the expiration date was extended from June 30, 1995 to September 30, 1995. As of March 31, 1996, all options had been exercised at a total exercise price of $150,000.

    In April 1995, the Company's Board of Directors adopted a 1995 Employee Stock Option Plan ("1995 Plan"), approved by the stockholders at the May 8, 1995 Annual Stockholders Meeting, covering an aggregate 1,000,000 shares of FCI Common Stock. As of March 31, 1996, the Company had issued 499,047 stock options (with initial and current exercise prices ranging from $1.00 per share to $1.38 per share) under the 1995 Plan to employees of Environmental and Directors of the Company.

    On April 7, 1995, the Company's Board of Directors resolved that all options to purchase shares of the Company's Common Stock granted prior to April 7, 1995, and which had an exercise price in excess of $1.00 per share, would as of April 7, 1995 have an exercise price of $1.00 per share, which price was above the fair market value of the Common Stock as of the last quoted market trade on April 7, 1995. Options to purchase an aggregate of 2,309,479 shares at prices ranging from $1.125 to $2.15 per share were accordingly changed to $1.00 per share.

    On August 1, 1995, the Company's Board of Directors resolved that the exercise price of all outstanding Class D Warrants be changed from $1.50 per share to $1.00 per share, which price was above the fair market value of the Common Stock as of the last quoted market trade on August 1, 1995. During Fiscal 1995, no Class D Warrants were exercised. The Company received cash proceeds of $650,850 for the exercise of 433,900 Class D Warrants during Fiscal 1994. As of March 31, 1996, the Company has outstanding Class D Warrants for the purchase of 1,998,354 shares of Common Stock at $1.00 per share. All Class D Warrants are currently exercisable and expire on September 15, 1996.

    From inception through March 31, 1996, all stock option plans and grants, of the Company had received an aggregate of $5,872,380 from the exercise of 4,788,196 options, including $1,815,099 from the exercise of stock options pursuant to the receipt of promissory notes discussed above.

(I) REPRICING OF CERTAIN OPTIONS

    During Fiscal 1995, certain options to purchase FCI Common Stock involving executive officers of the Company earning in excess of $100,000 were repriced. The table on the following page provides information regarding the repricing of certain options:



                                                 Number of                                                            Length of
                                               Securities          Market Price          Exercise                 Original Option
                                               Underlying          of Stock at          Price at                    Term Remaining
                                              Options/SARs            Time of            Time of           New       at Date of
                            Repriced            Repriced or        Repricing or      of Repricing or   Exercise      Repricing or
Name of Individual            Date              Amended (#)       Amendment ($)       Amendment ($)    Price ($)       Amendment
- ------------------------    -----------    ----------------------------------------------------------------------------------------

Geoffrey F. Hewitt          4-7-95              78,366               $1.00                $1.625        $1.00          527 days
                            4-7-95              68,750               $1.00                $1.625        $1.00          708 days
                            4-7-95              68,750               $1.00                $1.625        $1.00          892 days
                            4-7-95              68,750               $1.00                $1.625        $1.00        1,073 days
Scott J. Loomis             4-7-95             100,111 (1)           $1.00                $1.50         $1.00          527 days
Dale W. Conrad              4-7-95             205,821               $1.00                $1.50         $1.00          527 days
Melvin W. Pelley            4-7-95              40,000               $1.00                $1.50         $1.00          527 days
David R. LeBlanc            4-7-95              95,274               $1.00                $1.50         $1.00        1,073 days
Leonard Chill               4-7-95              70,381               $1.00                $1.50         $1.00          527 days
Irwin Gruverman             4-7-95             170,000               $1.00                $2.00         $1.00          527 days
Gerald T. Owens             4-7-95              27,500               $1.00                $1.50         $1.00          527 days
Privatbank                  4-7-95              19,500               $1.00                $1.50         $1.00          527 days

(1) Includes options to purchase 65,736 shares held by AgriResearch & Development, Inc., of which Mr. Loomis is a Director and principal shareholder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation - Stock Options; Employment Agreements; and Consulting Agreements" for information concerning the terms of employment and consulting agreements and stock options granted during Fiscal 1994 and 1995 to certain Officers and Directors of the Company.

    The Company signed an agreement effective June 30, 1992, to sell its wholly-owned subsidiary, AgriBioTech, Inc. ("ABT") to the Company's former President, Johnny R. Thomas (25% interest), the Company's former Vice-President, John C. Francis (25% interest; which interest was subsequently transferred to Dr. Thomas when Mr. Francis declined employment with ABT and reacquired by Mr. Francis when he joined ABT in April 1994), the Company's current Chairman, Scott
J. Loomis (25% interest), and an officer of AgriResearch and Development, Inc. ("ARD"), an entity affiliated with Mr. Loomis (25% interest) (collectively referred to as the "Purchaser"). The Purchaser agreed to purchase all of the issued and outstanding shares of Common Stock of ABT, which were all owned by the Company, for the approximate book value of ABT of $551,116, after eliminating inter-company accounts of approximately $1,247,700, and less a contingent liability to ARD for future royalties due from the Company. The net sales price of $425,559 is payable in four equal installments of principal plus interest at a rate of 8% per annum, commencing on July 1, 1993 and annually thereafter until paid in full. As of March 31, 1996, the Purchaser owed $106,390 principal amount to the Company. In addition, the Purchaser shall pay a royalty to the Company on certain products sold for a period of ten years commencing on the date the first commercial sales are made by the new company. As of March 31, 1996, the Company has received royalties from ABT for commercial sales of ABT's products of $2,416 cash and accrued a receivable of $2,440 for Fiscal 1993 and Fiscal 1994, respectively. The Company sold ABT because ABT's purpose (to design, develop, manufacture and market various products for applications in all phases of the agriculture industry) was not related to FCI's primary business. The Company had been unable to devote time to the further development of ABT's technology and Management wanted to focus the Company's efforts on fiber optic chemical sensor technology.

    In March 1994, the Company's Board of Directors approved a plan by which employees and directors of the Company and its subsidiaries would be given an opportunity to exercise stock options eligible under the Company's early incentive plan through the execution of promissory notes (see " Executive Compensation - Stock Option Plans). As of March 15, 1994, the Company received promissory notes aggregating $1,815,099 for the exercise of 1,210,066 stock options. The promissory notes bear interest at 5% until September 15, 1994, and at 7% thereafter, and are due on or before September 15, 1995. Employees have agreed to apply 5% or more of their net paycheck each pay period toward payment of their respective note until the note is paid in full, plus all employees and directors have agreed to pay an additional 5% of the note on or before March 15, 1995. The underlying FCI Common Stock is being held in escrow, as collateral, until payment is made on the promissory notes. As of March 31, 1996, an aggregate of $243,668 has been paid on these notes.

    On February 15, 1996, the Company completed an offering under Regulation S promulgated under the Securities Act of 1933, as amended, to investors outside the United States who are not U.S. Persons of 8% Senior Convertible Notes due 1999, for an aggregate purchase price of $2,825,000. The principal amount of each Note is $25,000, and the interest thereon is to be paid semi-annually at a rate of 8% per annum commencing on August 15, 1996. The notes are convertible into shares of the Company's common stock, at an initial conversion price of $.80 per share, subject to adjustment, commencing March 27, 1996 through February 14, 1999. In connection with the offering, Rauscher Pierce & Clark Inc. and Rauscher Pierce & Clark Limited (together, "RP&C") acted as placement agent and received a selling commission equal to 7% of the gross cash proceeds (less $150,000) of the notes sold in the offering, for a total of $187,250. RP&C also received, for nominal consideration, warrants to purchase up to 353,125 shares of Common Stock, which equals 10% of the shares of Common Stock into which the notes are convertible, at an exercise price of $.80 per share, subject to adjustment. The RP&C warrants are exercisable at any time on or after August 15, 1996 through February 14, 2001 and contain certain piggyback registration rights. The Company also paid Fladgate Fielder a fee equal to 1% of the gross cash proceeds of the notes sold in the offering, for a total of $28,250, for services rendered in connection with the Offering.

COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the time period October 1, 1994 to September 30, 1995, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report covering one transaction was filed one day late by Irwin J. Gruverman.

 PROPOSAL 2

                          1996 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors of the Company, subject to the approval of stockholders, adopted the FiberChem, Inc. 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") covering an aggregate of 250,000 shares of Common Stock of the Company.

    The Board of Directors has deemed it in the best interest of the Company to establish the Stock Plan so as to provide employees, including officers, involved in the continuing development and successes of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of the purchase of shares of the Company's Common Stock through payroll deductions. It is the opinion of the Board of Directors that by providing the Company's employees the opportunity to acquire an equity investment in the Company, the Stock Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to the Company's employ.

    The affirmative vote of a majority of the outstanding Voting Securities is required for approval of the Stock Plan. The Board recommends a vote in favor thereof.

    The following statements summarize certain provisions of the Stock Plan, which is qualified in its entirety by reference to the text of the Stock Plan, copies of which are available for examination at the Securities and Exchange Commission and at the principal office of the Company, 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119. Additional information about the Stock Plan may be obtained from the Company's Secretary at (702) 361-9873.

    The purpose of the Stock Purchase Plan is to provide all the employees of the Company and its subsidiaries (generally other than employees who have been employed less than six months and/or own 5% or more of the Company's Common Stock) with a convenient way to become stockholders in the Company. The Board of Directors believes that employee participation in the ownership of the business will help to achieve the unity of purpose essential to the continued growth of the Company and the mutual benefit of its employees and stockholders. Pending stockholder approval and the filing of a registration statement on Form S-8 with respect to the Stock Purchase Plan, the Stock Purchase Plan will be effective as of June 1, 1996. The Stock Purchase Plan will be continued from year to year, but it may be modified or discontinued by the Company at any time.

    ELIGIBILITY FOR PARTICIPATION. All employees who have been in the continuous employment of the Company or a subsidiary of the Company for six months or more are eligible to participate, other than those persons whose customary employment is twenty hours or less per week and five months or less in a calendar year. However, no employee may be granted the right to purchase the Company's Common Stock if such employee, immediately after such shares of Common Stock are purchased, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the Company's stock. For purposes of determining stock ownership, the rules of Sections 423(b)(3) and 424(d) of the Code, shall apply.

    PARTICIPATION. Generally, each eligible employee may become a participant in the Stock Purchase Plan effective on the first day of the next succeeding month and shall be entitled to purchase shares in the manner and on the terms herein provided. Eligible employees who wish to participate in the Stock Purchase Plan shall execute a form to be furnished by the Company, indicating that they authorize and instruct the Company or its subsidiary to deduct from their pay a specified amount, to be applied to the joint purchase of the Company's Common Stock on behalf of all participating employees for each individual's account.

    LIMITATION ON PARTICIPATION. An eligible employee may not elect to contribute to the Stock Purchase Plan more than fifteen percent (15%) of such eligible employee's compensation for the calendar year, but not less than a rate of $5 per week. In addition, an eligible employee may not elect to make such contributions to the Stock Purchase Plan which would permit more than $25,000 of Common Stock to be purchased for his or her account in any calendar year. For this purpose, the fair market value of the Company's Common Stock shall be determined at the time that the right to purchase stock is granted.

    DESIGNATION OF CUSTODIAN BANK. Subject to its right to terminate and change the designation, and subject to its right to designate an Administrative Committee, the Company may designate from time to time a Custodian Bank. The Custodian Bank is the financial agent that is charged with the responsibility of safekeeping the funds paid in and the shares purchased under the Stock Purchase Plan, after receipt of the Company's monthly remittance, and until the shares are issued to the employees or cash balances refunded. Stock purchase money and dividend receipts will be held in separate bank accounts.

    DESIGNATION OF ADMINISTRATIVE COMMITTEE. Subject to its right to terminate such designation and to designate a Custodian Bank, the Company shall have the right to designate an Administrative Committee in lieu of a Custodian Bank, to administer the Stock Purchase Plan pursuant to the terms of the Stock Purchase Plan. The Administrative Committee shall consist of not less than three members appointed by the Board of Directors of the Company, who shall serve at the pleasure of the Board of Directors of the Company. Each member of the Committee shall be either a director, officer or employee of the Company.

    PURCHASE OF STOCK. No less frequently than monthly, the Company and its subsidiaries will remit to the Custodian Bank or the Administrative Committee, whichever is then acting, the total of all deductions and payments made under the Stock Purchase Plan from the preceding distribution through the end of the preceding month. The Custodian Bank or the Administrative Committee, as the case may be, will then apply the funds, including the Company's contribution equal to the difference between the cost of the stock and the option price (85% of the fair market value) to the purchase of the Company's Common Stock on the open market at 100 percent (100%) of prevailing market prices. Notwithstanding the foregoing, and in lieu of remitting funds to the Custodian Bank or Administrative Committee for open market purchases, the Company, at its option, may apply all deductions made under the Stock Purchase Plan during the previous calendar quarter to purchase from the Company, as original issue or out of treasury shares, at 85% of the closing price on the day of such purchase, the maximum number of full shares which can be purchased out of such deductions.
Any remaining deductions shall be remitted to the Custodian or Administrative Committee, whichever is acting. Any funds remaining with the Custodian Bank, or the Administrative Committee, as the case may be, after purchase of the maximum number of full shares which can be purchased out of the remittance, will be added to the next calendar quarter's remittance. No interest shall accrue or be payable to any employee with respect to any funds held for any reason by the Company, Custodian Bank or the Administrative Committee. Purchases will be made in the name of the Custodian Bank or the Administrative Committee, as the case may be, for the account of the Stock Purchase Plan.

    CUSTODY AND ISSUANCE OF STOCK. Each participating employee will be credited by the Company with his or her pro rata share of the joint purchase. The Custodian Bank or the Administrative Committee, whichever is acting, will hold the shares purchased until issued to the employee at the request of the employee or pursuant to the terms of the Stock Purchase Plan.

    Stock certificates when issued to the employee under the Stock Purchase Plan will be registered in the employee's name and will be delivered to the employee. The right to participate in the Company's annual meeting and to vote is not limited to those stockholders to whom shares have been issued. The Company will make available to each employee at the time of issuance of stock certificates, and at intervals of not longer than six (6) months, an adequate record of his or her transactions and remaining balances. If the employee withdraws from the Stock Purchase Plan, a stock certificate for the number of full shares accumulated in the employee's name will be issued, and the balance at market value will be remitted to the employee in cash.

    DIVIDENDS. Unless the participating employee elects otherwise, all dividends payable with respect to shares held by the Custodian Bank or Administrative Committee on behalf of such employee will be automatically used to purchase additional shares. All cash dividends when declared and received by the Custodian Bank or the Administrative Committee on behalf of such employee will be automatically used to purchase additional shares. All cash dividends when declared and received by the Custodian Bank or the Administrative Committee will be credited to the participating employees in proportion to the number of shares, including fractional shares, held by the Custodian Bank or the Administrative Committee, as the case may be, for the employee's account on the dividend record date.

    EXPENSES. The charges of the Custodian Bank and all costs of maintaining records and executing transfer will be borne by the Company. Brokerage expenses incurred in connection with the purchase of shares shall be included as part of the cost of the shares to the participating employees.

    RESPONSIBILITY. Neither the Company, the Administrative Committee, the Custodian Bank, nor the broker through whom purchase orders are executed shall have any responsibility or liability, other than liabilities arising out of applicable securities laws, for any act or thing done or left undone, including, without limiting the generality of the foregoing, any action taken with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Stock Purchase Plan. The Board of Directors of the Company is empowered to interpret the Stock Purchase Plan, and a determination by the Board of Directors of the Company as to any question that may arise regarding the Stock Purchase Plan's conduct or operation shall be final.

    NUMBER OF SHARES AVAILABLE UNDER THE STOCK PURCHASE PLAN. A maximum of 250,000 shares will be available for purchase by employees under the Stock Purchase Plan, subject to adjustment as provided below. If the remaining number of shares available for purchase under the Stock Purchase Plan would otherwise be less than the number of shares elected to be purchased by employees under the Stock Purchase Plan during a month, the number of shares to be purchased by each participating employee during such month shall be proportionately reduced to eliminate such deficiency, and the Stock Purchase Plan shall terminate when the maximum number of shares have been purchased. The aggregate number of shares available for purchase under the Stock Purchase Plan shall be appropriately adjusted to reflect any increase or decrease in the number of issued Common Stock of the Company resulting from a split or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, effected without receipt of consideration by the Company.

    TERMINATION. In the event of the discontinuance of the Stock Purchase Plan by the Company or the purchase of the maximum number of shares available under the Stock Purchase Plan, or the election of the employee to withdraw from the Stock Purchase Plan for any reason, all rights to purchase shares under the Stock Purchase Plan shall immediately terminate, and all full shares standing to the employees' credit will be transferred to his or her name. Uninvested cash balances will be refunded as promptly as possible. In the event of discontinuance of the Stock Purchase Plan, interests in fractional shares will be liquidated by the Custodian Bank or the Administrative Committee, whichever is acting, and the proceeds distributed pro rata. A participant in the Stock Purchase Plan who withdraws from the Stock Purchase Plan cannot reenter the Stock Purchase Plan until six months have lapsed.

    In the event of a participating employee's death, the full shares standing to such employee's credit will be transferred to the name of his or her legal representative, and delivered as promptly as possible The Employee's uninvested cash balance will be refunded as promptly as possible.

    RIGHTS NOT TRANSFERABLE. Rights to purchase shares under the Stock Purchase Plan are exercisable only by the participating employee during his or her lifetime and are not transferable by him or her.

    FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizes certain tax considerations for employees participating in the Stock Purchase Plan and certain tax effects to the Company. However, the summary does not address every situation that may result in taxation. For example, it does not discuss state taxes or the tax implications arising from a participant's death. The Stock Purchase Plan is intended to qualify as an employee stock purchase plan, as defined in Section 423 of the Code, and shall be administered, interpreted, and construed in accordance therewith. The Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Code are not applicable to the Stock Purchase Plan.

         1. Amounts deducted from an employee's pay under the Stock Purchase Plan are included in the employee's compensation subject to federal income and social security taxes. The Company will withhold taxes on these amounts. An employee will not recognize any additional income at the time he or she elects to participate in the Stock Purchase Plan, or purchases Common Stock under the Stock Purchase Plan.

         2. If an employee disposes of Common Stock purchased pursuant to the Stock Purchase Plan within two years after the day such stock was purchased or after three months from the date of termination, the employee will recognize ordinary compensation income at the time of disposition in an amount equal to the excess of the fair market value of the stock on the day the stock was purchased over the purchase price the employee paid for the stock. This amount may be subject to withholding taxes, including social security taxes. In addition, the employee generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and his or her basis in the stock (that is, his or her purchase price plus the amount taxed as compensation income). If the shares have been held for more than one year, such gain or loss will be long-term capital gain or loss.

         3. If an employee disposes of stock purchased pursuant to the Stock Purchase Plan more than two years after the first business day in which such stock was purchased and the employee was either employed by the Company at the date of disposition or if employment was terminated, and such termination was within three months from the date of disposition, the employee will recognize as ordinary compensation income at the time of such disposition an amount equal to the lesser of (a) the excess of the fair market value of the stock measured at the time of such disposition over the amount paid for the stock, or (b) the excess, if any, of the fair market value of the stock measured as of the date of purchase and the amount paid for such stock (exclusive of the portion attributable to the Company's contribution). This amount, however, is not subject to social security taxes or withholding. In addition, the employee generally will recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the stock and his or her basis in the stock (that is, his or her purchase price plus the amount, if any, taxed as compensation income). If the disposition proceeds are less than the purchase price paid by the Stock Purchase Plan for the shares, the employee has a long-term capital loss for the difference.

         4. Although the amounts deducted from an employee's pay under the Stock Purchase Plan generally are tax-deductible business expenses of the Company, the Company generally will not be allowed any additional deduction by reason of any employee's purchase of Common Stock under the Stock Purchase Plan. However, if an employee disposes of stock purchased pursuant to the Stock Purchase Plan before he has completed the necessary holding periods referred to in (2) above, the Company should be entitled to a deduction in an amount equal to the compensation income recognized by the employee. If an employee disposes of stock purchased under the Stock Purchase Plan more than two years after the day such stock was purchased and satisfies the employment conditions, the Company will not receive any deduction for federal income tax purposes with respect to such stock. Except when an employee disposes of Common Stock after the two-year period described above and satisfies the employment conditions, the Company may be required to withhold taxes upon, and to pay employment taxes with respect to, compensation income recognized by its employees in connection with the Stock Purchase Plan.

    NEW PLAN BENEFITS. The Company is not able to determine the potential benefits of the Stock Purchase Plan to the Company's officers who are eligible to participate in the Stock Purchase Plan since participation in the Stock Purchase Plan is strictly voluntary on each such officer's part. However, to the extent any officer elects to participate, he or she will be subject to the limitations on participation of the Stock Purchase Plan.


                               THE BOARD OF DIRECTORS
                     RECOMMENDS VOTING "FOR" THE PROPOSAL
                   TO RATIFY THE ADOPTION OF THE STOCK PLAN
                          IN THE FOREGOING PROPOSAL 2.

 PROPOSAL 3

                       RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed KPMG Peat Marwick LLP, certified public accountants, to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending September 30, 1996.

    KPMG Peat Marwick LLP has audited the Company's financial statements since 1987. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

                        THE BOARD OF DIRECTORS RECOMMENDS THAT
                    THE STOCKHOLDERS VOTE "FOR" THE FOREGOING
                                    PROPOSAL 3.

OTHER MATTERS

    The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposal of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.


EXPENSES

    The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.


STOCKHOLDER PROPOSALS

    No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's executive offices no later than December 12, 1996. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

    Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.


                                   BY ORDER OF THE BOARD OF DIRECTORS



LAS VEGAS, NEVADA                  MELVIN W. PELLEY
APRIL 11, 1996                     SECRETARY

    Copies of the Company's Annual Report on Form 10-KSB for the year ended September 30, 1995, as amended, as filed with the Securities and Exchange Commission, including the financial statements (but without exhibits), can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Melvin W. Pelley, the Company's Secretary, FiberChem, Inc., 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

PROXY                           FIBERCHEM, INC.
             1181 GRIER DRIVE, SUITE B -:- LAS VEGAS, NEVADA 89119

    The undersigned, a holder of Common Stock of FiberChem, Inc. a Delaware corporation (the "Company"), hereby appoints SCOTT J. LOOMIS and MELVIN W. PELLEY, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 31, 1996 and any adjournments thereof, as follows:

    1. The election of two Class B members to the Board of Directors to hold office for a three year term and until their successors are duly elected and qualified, as provided in the Company's Proxy Statement:

/ /  FOR all nominees listed below  / /  WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
         A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)
                     Scott J. Loomis and Walter Haemmerli.

2.  The ratification of the adoption of the FiberChem, Inc.
  1996 Employee Stock Purchase Plan.         / / FOR   / / AGAINST   / / ABSTAIN

3.  The ratification of the appointment of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending September 30, 1996.
                                             / / FOR   / / AGAINST   / / ABSTAIN

4. Upon such other matters as may properly come before the meeting or any adjournments thereof.

    The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSAL 2; FOR THE ADOPTION OF PROPOSAL 3 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 11, 1996 relating to the Annual Meeting, and the 1995 Annual Report to Stockholders.
                                                    ____________________________
                                                    ____________________________
                                                  Signature(s) of Stockholder(s)

                                                The  signature(s)  hereon should
                                                correspond  exactly   with   the
                                                name(s)  of  the  Stockholder(s)
                                                appearing on the Stock
                                                Certificate. If stock is jointly
                                                held, all  joint  owners  should
                                                sign.  When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian,  please  give  full
                                                title  as such.  If signer  is a
                                                corporation,  please  sign   the
                                                full  corporate  name,  and give
                                                title of signing officer.
                                                    Date: ________________, 1996

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIBERCHEM, INC.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.